Exhibit 99.1

Healthpeak Properties Reports Fourth Quarter and Year Ended 2022 Results
DENVER, February 7, 2023 - Healthpeak Properties, Inc. (NYSE: PEAK) today announced results for the fourth quarter and full year ended December 31, 2022.
FOURTH QUARTER 2022 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS
–Net income of $0.01 per share, Nareit FFO of $0.35 per share, FFO as Adjusted of $0.44 per share, and blended Total Same-Store Portfolio Cash (Adjusted) NOI growth of 6.6%
▪Life Science and MOB Same-Store Portfolio Cash (Adjusted) NOI growth of 5.7% and 5.4%, respectively
–Fourth quarter life science new and renewal lease executions totaled 175,000 square feet, with +64% cash releasing spreads on renewals
–Life science development and redevelopment update:
▪Placed-in-service 142,000 square feet of fully leased Class A development space at 101 CambridgePark Drive in Cambridge
▪Completed a $44 million redevelopment of the fully leased 1150 Veterans building on the Oyster Point campus in South San Francisco
▪Executed leases totaling 100,000 square feet on previously disclosed LOIs and signed LOIs for an additional 29,000 square feet at the Pointe Grand redevelopment campus in South San Francisco
▪The $900 million life science active development pipeline is 78% pre-leased
–In December 2022 and January 2023, acquired a total of 2.2 acres of strategic land in the Alewife submarket of Cambridge for $27 million
–Balance Sheet:
▪In October 2022, drew down the entirety of the previously disclosed $500 million delayed draw senior unsecured term loans at a 3.5% fixed rate via swaps
▪In December 2022, settled all 9.1 million shares previously outstanding under ATM forward contracts at a weighted average net price of $34 per share, generating net proceeds of $308 million
▪In January 2023, issued $400 million of 5.25% fixed rate 10-year senior unsecured notes
▪Net debt to adjusted EBITDAre was 5.3x as of December 31, 2022
–Healthpeak intends to implement a holding company reorganization to an Umbrella Partnership Real Estate Investment Trust (UPREIT) during the first quarter of 2023
–Promoted Ankit Patadia to Executive Vice President and Treasurer – Corporate Finance
–The Board of Directors declared a quarterly common stock cash dividend of $0.30 per share to be paid on February 23, 2023, to stockholders of record as of the close of business on February 9, 2023
–Recent ESG recognitions include being named to the CDP Leadership band for the tenth consecutive year; included in the S&P Global Sustainability Yearbook for the eighth consecutive year, and Bloomberg Gender-Equality Index and Newsweek's America’s Most Responsible Companies for the fourth consecutive year; and named a Wall Street Journal Best-Managed Company for the first time
FULL YEAR 2022 HIGHLIGHTS
–Net income of $0.92 per share, Nareit FFO of $1.66 per share, FFO as Adjusted of $1.74 per share, and blended Total Same-Store Portfolio Cash (Adjusted) NOI growth of 5.0%
▪Life Science Same-Store Portfolio Cash (Adjusted) NOI growth of 5.1%; 60 basis points above the mid-point of the initial 2022 guidance range of 4.00% - 5.00%
▪MOB Same-Store Portfolio Cash (Adjusted) NOI growth of 4.0%; 175 basis points above the the mid-point of the initial 2022 guidance range of 1.75% - 2.75%

–Portfolio leasing summary:
▪Full-year life science lease executions totaled 1.4 million square feet, with +35% cash releasing spreads on renewals
▪Full-year MOB lease executions totaled 3.1 million square feet
–Delivered development projects on-time and on-budget, with significant pre-leasing prior to delivery
▪675,000 square feet of fully-leased, purpose-built lab space representing $691 million of investment
▪Three on-campus MOBs totaling 237,000 square feet with a total investment of $69 million
▪Commenced our 10th HCA development project with an on-campus Class A MOB in Savannah, Georgia
–2022 ESG highlights
▪Received a Green Star rating from the Global Real Estate Sustainability Benchmark (GRESB) for the eleventh consecutive year
▪Named to CDP's Leadership band and listed in the S&P Global North America Dow Jones Sustainability Index for the tenth consecutive year
▪Listed in the S&P Global Sustainability Yearbook for the eighth consecutive year, and named to the Bloomberg Gender-Equality Index and Newsweek's America's Most Responsible Companies list for the fourth consecutive year
▪Certified a Great Place to Work for the third consecutive year
▪Named a Best-Managed Company by the Wall Street Journal and included in Fortune’s Modern Board 25 and Best Workplaces in Real Estate lists for the first time
▪Finalist for Best Proxy Statement for the third consecutive year and Best ESG Reporting for the first time by IR Magazine and Corporate Secretary
▪To learn more about Healthpeak's ESG program, please visit www.healthpeak.com/esg

FOURTH QUARTER COMPARISON

	Three Months Ended December 31, 2022		Three Months Ended December 31, 2021
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income, diluted	$6,388	$0.01	$28,493	$0.05
Nareit FFO, diluted	192,158	0.35	222,101	0.41
FFO as Adjusted, diluted	238,744	0.44	222,730	0.41
AFFO, diluted	194,414	0.36	175,941	0.32

FULL YEAR COMPARISON

	Year Ended December 31, 2022		Year Ended December 31, 2021
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income, diluted	$497,792	$0.92	$502,271	$0.93
Nareit FFO, diluted	904,573	1.66	610,888	1.12
FFO as Adjusted, diluted	950,259	1.74	879,222	1.61
AFFO, diluted	790,296	1.45	734,034	1.35

Nareit FFO, FFO as Adjusted, AFFO, Same-Store Cash (Adjusted) NOI and Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "December 31, 2022 Discussion and Reconciliation of Non-GAAP Financial Measures” for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.

SAME-STORE ("SS") OPERATING SUMMARY
The table below outlines the year-over-year three-month and full year SS Cash (Adjusted) NOI growth on an actual and pro forma basis. The Pro Forma table reflects the results excluding government grants under the CARES Act for our CCRC portfolio.

Actual
Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth
	Three Month		Full Year
	SS Growth %	% of SS	SS Growth %	% of SS
Life science	5.7%	48.2%	5.1%	47.6%
Medical office	5.4%	40.2%	4.0%	40.6%
CCRC	15.0%	11.5%	8.0%	11.8%
Total Portfolio	6.6%	100.0%	5.0%	100.0%

Pro Forma (excluding CARES)
Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth
	Three Month		Full Year
	SS Growth %	% of SS	SS Growth %	% of SS
Life science	5.7%	48.2%	5.1%	48.0%
Medical office	5.4%	40.2%	4.0%	40.9%
CCRC	15.0%	11.5%	2.5%	11.1%
Total Portfolio	6.6%	100.0%	4.4%	100.0%

101 CAMBRIDGEPARK DRIVE DEVELOPMENT
During the fourth quarter, Healthpeak placed-in-service 142,000 square feet, representing $145 million of investment, at 101 CambridgePark Drive in Cambridge, Massachusetts. The remaining 19,000 square feet is expected to be placed-in-service during 2023.
101 CambridgePark Drive totals approximately 161,000 square feet, with the purpose-built lab space 100% leased. When combined with the adjacent life science holdings at 35 and 87 CambridgePark Drive, the flagship 450,000 square foot campus along CambridgePark Drive brings Healthpeak's operating life science ownership in the Boston market to 2.6 million square feet.
ALEWIFE ACQUISITIONS
In December 2022 and January 2023, Healthpeak acquired a total of 2.2 acres of land in the Alewife submarket of Cambridge for $27 million. The parcels are adjacent to Healthpeak's current holdings on Mooney Street and Concord Avenue, and have the potential to advance the community's open space, traffic mitigation, and pedestrian connectivity goals, while providing Healthpeak the ability to transfer density across its other Alewife properties.
DISPOSITIONS
In January 2023, Healthpeak closed on the sale of two held-for-sale life science buildings in Durham, North Carolina, generating proceeds of $113 million representing a trailing-twelve month cash capitalization rate of approximately 5%.
CAPITAL MARKETS ACTIVITY
$500 MILLION TERM LOANS
In October 2022, Healthpeak drew down the entirety of the previously disclosed $500 million delayed draw senior unsecured term loans and used proceeds to repay commercial paper. Healthpeak executed swaps in August 2022 that effectively fixed the interest rates of the term loans at a blended contractual rate of 3.5% for the initial blended term of 4.75 years.
FORWARD EQUITY
In December 2022, Healthpeak settled all 9.1 million shares previously outstanding under ATM forward contracts at a weighted average net price of $34 per share, after commissions, generating net proceeds of $308 million.
SENIOR UNSECURED NOTES
In January 2023, Healthpeak completed a public offering of $400 million 5.25% fixed rate senior unsecured notes due 2032. Net proceeds from the offering were used to repay a portion of the Company's outstanding commercial paper and for general corporate purposes.
UPREIT CONVERSION
During the first quarter of 2023, Healthpeak intends to implement a holding company reorganization to restructure Healthpeak Properties, Inc. as an Umbrella Partnership Real Estate Investment Trust, or UPREIT. The UPREIT conversion will align Healthpeak's corporate structure with other publicly traded U.S. real estate investment trusts and support external growth by offering real estate owners a tax-deferred alternative for disposing of properties.
The reorganization is expected to be effective as of February 10, 2023.
On the effective date, each issued and outstanding share of existing Healthpeak common stock immediately prior to the effective time of the reorganization will convert on a share-for-share basis into an issued and outstanding share of new Healthpeak common stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions and other terms as the corresponding share of existing Healthpeak’s common stock that was converted. The conversion of stock will take place automatically without an exchange of stock certificates. New Healthpeak will replace existing Healthpeak as the public company listed on the New York Stock Exchange (the “NYSE”) and new Healthpeak common stock is expected to trade on the NYSE on an uninterrupted basis under the existing symbol “PEAK” and to retain the CUSIP number of 42250P103.
The UPREIT conversion is not anticipated to have any impact on Healthpeak's financial position and will not result in any changes to the consolidated financial statements of the company, its outstanding debt securities, or business operations. The UPREIT conversion will not impact the payment of the dividend declared by the Board and payable to stockholders of record in accordance with previously announced dividend payment dates.

EXECUTIVE LEADERSHIP PROMOTION
Ankit Patadia has been promoted to Executive Vice President and Treasurer – Corporate Finance. Mr. Patadia has been with Healthpeak for 13 years and served in various roles, most recently as Senior Vice President and Treasurer – Corporate Finance. He will continue to report to Peter Scott and lead Healthpeak's corporate finance function.
DIVIDEND
On February 1, 2023, Healthpeak announced that its Board declared a quarterly common stock cash dividend of $0.30 per share to be paid on February 23, 2023, to stockholders of record as of the close of business on February 9, 2023.
2023 GUIDANCE
For full year 2023, we have established the following guidance ranges:
▪Diluted earnings per common share of $0.52 – $0.58
▪Diluted Nareit FFO share of $1.70 – $1.76
▪Diluted FFO as Adjusted per share of $1.70 – $1.76
▪Total Portfolio Same-Store Cash (Adjusted) NOI growth of 2.75% – 4.25%
Components of Total Portfolio Same-Store Cash (Adjusted) NOI guidance:
▪Life Science: 3.0% to 4.5%; 47% of the full year 2023 same-store pool
▪Medical Office: 2.0% to 3.0%; 42% of the full year 2023 same-store pool
▪CCRC: 5.0% to 10.0%; 11% of the full year 2023 same-store pool
These estimates do not reflect the potential impact from unannounced future transactions. These estimates are based on our view of existing market conditions, transaction timing, and other assumptions for the year ending December 31, 2023. For additional details and assumptions underlying this guidance, please see page 39 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both of which are available in the Investor Relations section of our website at http://ir.healthpeak.com.

COMPANY INFORMATION
Healthpeak has scheduled a conference call and webcast for Wednesday, February 8, 2023, at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time) to review its financial and operating results for the quarter and full year ended December 31, 2022. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (international). The conference ID number is 5962519. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through February 8, 2024, and a telephonic replay can be accessed through February 15, 2023, by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (international) and entering conference ID number 5525014. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website.
ABOUT HEALTHPEAK
Healthpeak Properties, Inc. is a fully integrated real estate investment trust ("REIT") and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Medical Office and CCRC. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. For more information regarding Healthpeak, visit www.healthpeak.com.
FORWARD-LOOKING STATEMENTS
Statements contained in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, leasing activity and commitments, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; and (iii) the information presented under the heading "2023 Guidance." Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: macroeconomic trends, including inflation, interest rates, labor costs, and unemployment; the ability of our existing and future tenants, operators, and borrowers to conduct their respective businesses in a manner that generates sufficient income to make rent and loan payments to us; the financial condition of our tenants, operators, and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in a specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement activity risks, including project abandonments, project delays, and lower profits than expected; changes within the life science industry; significant regulation, funding requirements, and uncertainty faced by our life science tenants; the ability of the hospitals on whose campuses our medical office buildings (MOBs) are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with third party management contracts, including the additional regulation and liabilities of our properties operated through RIDEA structures; economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our use of fixed rent escalators, contingent rent provisions, and/or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to foreclose or exercise rights on collateral securing our real estate-related loans; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions; the potential impact on us and our tenants, operators, and borrowers from litigation matters, including rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; epidemics, pandemics, or other infectious diseases, including Covid, and health and safety measures intended to reduce their spread; the loss or limited availability of our key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions, or breaches; increased borrowing costs, including due to rising interest rates; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all, including due to rising interest rates, changes in our credit ratings and the value of our common stock, volatility or uncertainty in the capital markets, and other factors; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the CARES Act Provider Relief Fund and other Covid-related stimulus and relief programs; our ability to maintain our qualification as a REIT; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; ownership limits in our charter that restrict ownership in our stock; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.
CONTACT
Andrew Johns, CFA
Senior Vice President – Investor Relations
720-428-5400

Healthpeak Properties, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data

	December 31, 2022	December 31, 2021
Assets
Real estate:
Buildings and improvements	$12,784,078	$12,025,271
Development costs and construction in progress	760,355	877,423
Land	2,667,188	2,603,964
Accumulated depreciation and amortization	(3,188,138)	(2,839,229)
Net real estate	13,023,483	12,667,429
Net investment in direct financing leases	—	44,706
Loans receivable, net of reserves of $8,280 and $1,813	374,832	415,811
Investments in and advances to unconsolidated joint ventures	706,677	403,634
Accounts receivable, net of allowance of $2,399 and $1,870	53,436	48,691
Cash and cash equivalents	72,032	158,287
Restricted cash	54,802	53,454
Intangible assets, net	418,061	519,760
Assets held for sale and discontinued operations, net	49,866	37,190
Right-of-use asset, net	237,318	233,942
Other assets, net	780,722	674,615
Total assets	$15,771,229	$15,257,519

Liabilities and Equity
Bank line of credit and commercial paper	$995,606	$1,165,975
Term loans	495,957	—
Senior unsecured notes	4,659,451	4,651,933
Mortgage debt	346,599	352,081
Intangible liabilities, net	156,193	177,232
Liabilities related to assets held for sale and discontinued operations, net	4,070	15,056
Lease liability	208,515	204,547
Accounts payable, accrued liabilities, and other liabilities	772,485	755,384
Deferred revenue	844,076	789,207
Total liabilities	8,482,952	8,111,415

Commitments and contingencies

Redeemable noncontrolling interests	105,679	87,344

Common stock, $1.00 par value: 750,000,000 shares authorized; 546,641,973 and 539,096,879 shares issued and outstanding	546,642	539,097
Additional paid-in capital	10,349,614	10,100,294
Cumulative dividends in excess of earnings	(4,269,689)	(4,120,774)
Accumulated other comprehensive income (loss)	28,134	(3,147)
Total stockholders’ equity	6,654,701	6,515,470

Joint venture partners	327,721	342,234
Non-managing member unitholders	200,176	201,056
Total noncontrolling interests	527,897	543,290

Total equity	7,182,598	7,058,760

Total liabilities and equity	$15,771,229	$15,257,519

Healthpeak Properties, Inc.
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Rental and related revenues	$392,245	$356,254	$1,541,775	$1,378,384
Resident fees and services	125,873	118,867	494,935	471,325
Income from direct financing leases	—	2,180	1,168	8,702
Interest income	6,350	5,904	23,300	37,773
Total revenues	524,468	483,205	2,061,178	1,896,184

Costs and expenses:
Interest expense	49,413	36,551	172,944	157,980
Depreciation and amortization	179,157	178,114	710,569	684,286
Operating	220,492	199,247	862,991	773,279
General and administrative	57,872	26,043	131,033	98,303
Transaction costs	3,217	424	4,853	1,841
Impairments and loan loss reserves (recoveries), net	3,326	18,702	7,004	23,160
Total costs and expenses	513,477	459,081	1,889,394	1,738,849
Other income (expense):
Gain (loss) on sales of real estate, net	(969)	717	9,078	190,590
Gain (loss) on debt extinguishments	—	—	—	(225,824)
Other income (expense), net	(587)	662	326,268	6,266
Total other income (expense), net	(1,556)	1,379	335,346	(28,968)

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	9,435	25,503	507,130	128,367
Income tax benefit (expense)	650	1,857	4,425	3,261
Equity income (loss) from unconsolidated joint ventures	(156)	1,583	1,985	6,100
Income (loss) from continuing operations	9,929	28,943	513,540	137,728

Income (loss) from discontinued operations	873	3,633	2,884	388,202

Net income (loss)	10,802	32,576	516,424	525,930
Noncontrolling interests’ share in continuing operations	(4,274)	(3,815)	(15,975)	(17,851)
Noncontrolling interests’ share in discontinued operations	—	—	—	(2,539)
Net income (loss) attributable to Healthpeak Properties, Inc.	6,528	28,761	500,449	505,540
Participating securities’ share in earnings	(140)	(268)	(2,657)	(3,269)
Net income (loss) applicable to common shares	$6,388	$28,493	$497,792	$502,271

Basic earnings (loss) per common share:
Continuing operations	$0.01	$0.05	$0.92	$0.22
Discontinued operations	0.00	0.00	0.00	0.71
Net income (loss) applicable to common shares	$0.01	$0.05	$0.92	$0.93

Diluted earnings (loss) per common share:
Continuing operations	$0.01	$0.05	$0.92	$0.22
Discontinued operations	0.00	0.00	0.00	0.71
Net income (loss) applicable to common shares	$0.01	$0.05	$0.92	$0.93

Weighted average shares outstanding:
Basic	537,992	539,081	538,809	538,930
Diluted	538,396	539,505	539,147	539,241

Healthpeak Properties, Inc.
Funds From Operations
 In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss) applicable to common shares	$6,388	$28,493	$497,792	$502,271
Real estate related depreciation and amortization	179,157	178,114	710,569	684,286
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	8,642	5,041	27,691	17,085
Noncontrolling interests’ share of real estate related depreciation and amortization	(4,709)	(4,869)	(19,201)	(19,367)
Loss (gain) on sales of depreciable real estate, net(1)	986	(6,780)	(10,422)	(605,311)
Healthpeak’s share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	45	197	134	(6,737)
Noncontrolling interests’ share of gain (loss) on sales of depreciable real estate, net	—	(73)	12	5,555
Loss (gain) upon change of control, net(2)	—	—	(311,438)	(1,042)
Taxes associated with real estate dispositions	—	—	29	2,666
Impairments (recoveries) of depreciable real estate, net	—	19,625	—	25,320
Nareit FFO applicable to common shares	190,509	219,748	895,166	604,726
Distributions on dilutive convertible units and other	1,649	2,353	9,407	6,162
Diluted Nareit FFO applicable to common shares	$192,158	$222,101	$904,573	$610,888
Diluted Nareit FFO per common share	$0.35	$0.41	$1.66	$1.12
Weighted average shares outstanding - diluted Nareit FFO	543,879	546,829	546,462	544,742
Impact of adjustments to Nareit FFO:
Transaction-related items	$3,215	$406	$4,788	$7,044
Other impairments (recoveries) and other losses (gains), net(3)	9,702	(923)	3,829	24,238
Restructuring and severance-related charges(4)	32,749	1,147	32,749	3,610
Loss (gain) on debt extinguishments	—	—	—	225,824
Casualty-related charges (recoveries), net(5)	298	—	4,401	5,203
Total adjustments	45,964	630	45,767	265,919
FFO as Adjusted applicable to common shares	236,473	220,378	940,933	870,645
Distributions on dilutive convertible units and other	2,271	2,352	9,326	8,577
Diluted FFO as Adjusted applicable to common shares	$238,744	$222,730	$950,259	$879,222
Diluted FFO as Adjusted per common share	$0.44	$0.41	$1.74	$1.61
Weighted average shares outstanding - diluted FFO as Adjusted	545,704	546,829	546,462	546,567
_______________________________________
(1)This amount can be reconciled by combining the balances from the corresponding line of the Consolidated Statements of Operations of this Earnings Release and the detailed financial information in the Discontinued Operations Reconciliation section included in the corresponding Discussion and Reconciliation of Non-GAAP Financial Measures, which is available in the Investor Relations section of our website at http://ir.healthpeak.com/.
(2)The year ended December 31, 2022 includes a gain upon change of control related to the sale of a 30% interest to a sovereign wealth fund and deconsolidation of seven previously consolidated life science assets in South San Francisco, California. The gain upon change of control is included in other income (expense), net in the Consolidated Statements of Operations.
(3)The three months and year ended December 31, 2022 includes $7 million of charges incurred in connection with the downsizing of the Company’s corporate headquarters in Denver, Colorado, which are included in general and administrative expenses in the Consolidated Statements of Operations. The year ended December 31, 2022 also includes the following, which are included in other income (expense), net in the Consolidated Statements of Operations: (i) $14 million of expenses incurred for tenant relocation and other costs associated with the demolition of an MOB and (ii) a $23 million gain on sale of a hospital under a direct financing lease. The year ended December 31, 2021 includes the following: (i) a $29 million goodwill impairment charge in connection with our senior housing triple-net and SHOP asset sales, which is reported in income (loss) from discontinued operations in the Consolidated Statements of Operations, and (ii) $6 million of accelerated recognition of a mark-to-market discount, less loan fees, resulting from prepayments on loans receivable, which is included in interest income in the Consolidated Statements of Operations. The three months and years ended December 31, 2022 and 2021 also include reserves for loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(4)The three months and year ended December 31, 2022 includes $32 million of severance-related charges associated with the departures of our former Chief Executive Officer and former Chief Legal Officer and General Counsel in the fourth quarter of 2022. These expenses are included in general and administrative expenses in the Consolidated Statements of Operations.
(5)Casualty-related charges (recoveries), net are recognized in other income (expense), net and equity income (loss) from unconsolidated joint ventures in the Consolidated Statements of Operations.

Healthpeak Properties, Inc.
Adjusted Funds From Operations
In thousands

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
FFO as Adjusted applicable to common shares	$236,473	$220,378	$940,933	$870,645
Stock-based compensation amortization expense	1,903	4,307	16,537	18,202
Amortization of deferred financing costs	2,812	2,539	10,881	9,216
Straight-line rents	(12,346)	(7,561)	(49,183)	(31,188)
AFFO capital expenditures	(33,407)	(39,368)	(108,510)	(111,480)
Deferred income taxes	(355)	(1,776)	(4,096)	(8,015)
Other AFFO adjustments	(2,315)	(4,228)	(22,860)	(19,510)
AFFO applicable to common shares	192,765	174,291	783,702	727,870
Distributions on dilutive convertible units and other	1,649	1,650	6,594	6,164
Diluted AFFO applicable to common shares	$194,414	$175,941	$790,296	$734,034
Diluted AFFO per common share	$0.36	$0.32	$1.45	$1.35
Weighted average shares outstanding - diluted AFFO	543,879	545,004	544,637	544,742